                                  EXHIBIT 11.1
                                  ------------

                             THE COAST DISTRIBUTION

                       Computation of Earnings Per Share
                          Quarter Ended June 30, 1996


                                                        Primary                        Fully Diluted
                                                        Earnings                         Earnings
                                                       Per Share                         Per Share
                                                      -----------                      -------------
I.    Weighted Average Shares Outstanding               5,203,885                         5,203,885

II.   Common Stock Equivalents                             13,281                            13,281
                                                      -----------                       -----------

      Average Number of Common and Common
      Equivalent Shares                                 5,217,166                         5,217,166
                                                      ===========                       ===========


      Net Earnings                                    $ 1,155,000                       $ 1,155,000

      Dividends paid on preferred stock of
      subsidiary                                           (5,000)                           (5,000)
                                                      -----------                       -----------

      Net earnings available to common
      shareholders                                    $ 1,150,000                       $ 1,150,000

      Divided by Common and Equivalent
      Shares                                            5,217,166                         5,217,166
                                                      -----------                       -----------


      Earnings Per Share                              $      0.22                       $      0.22
                                                      ===========                       ===========

                             EXHIBIT 11.1 (Cont'd.)
                             ------------

                             THE COAST DISTRIBUTION

                       Computation of Earnings Per Share
                         Six Months Ended June 30, 1996


                                                        Primary                         Fully Diluted
                                                        Earnings                          Earnings
                                                       Per Share                          Per Share
                                                      ------------                      -------------
I.    Weighted Average Shares Outstanding               5,186,650                          5,186,650

II.   Common Stock Equivalents                             19,131                             19,278
                                                      -----------                       ------------

      Average Number of Common and Common
      Equivalent Shares                                 5,205,781                          5,205,928
                                                      ===========                       ============


      Net Earnings                                    $ 1,918,000                       $  1,918,000

      Dividends paid on preferred stock of
      subsidiary                                          (11,000)                           (11,000)
                                                      -----------                       ------------

      Net earnings available to common
      shareholders                                    $ 1,907,000                       $  1,907,000

      Divided by Common and Equivalent
      Shares                                            5,205,781                          5,205,928
                                                      -----------                       ------------

      Earnings Per Share                              $      0.37                       $       0.37
                                                      ===========                       ============